Financial Investors Trust 485BPOS

Exhibit (h)(99)

Amendment to Principal Financial Officer Services Agreement

Financial Investors Trust - Emerald Funds

This Amendment dated as of September 10, 2019 (this “Amendment”) is to the Principal Financial Officer Services Agreement dated March 16, 2012, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), and Financial Investors Trust, a Delaware statutory trust (the “Trust”). Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Appendix A to the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

2.	Except as specifically set forth herein, all other provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST,		ALPS FUND SERVICES, INC.
on behalf of the Funds

By:	/s/ Bradley J. Swenson	By:	/s/ Rahul Kanwar
Name:	Bradley J. Swenson	Name:	Rahul Kanwar
Title:	President	Title:	Authorized Representative

Exhibit (h)(99)

Appendix A

Emerald Banking and Finance Fund

Emerald Growth Fund

Emerald Insights Fund

Emerald Select trueMLP Strategy Fund

Emerald Small Cap Value Fund

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